UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 11, 2010
MEDICAL PROPERTIES TRUST, INC.
(Exact Name of Registrant as Specified in Charter)
Commission File Number 001-32559

Maryland	20-0191742
(State or other jurisdiction of incorporation or organization)	(I. R. S. Employer Identification No.)

1000 Urban Center Drive, Suite 501 Birmingham, AL	35242
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code
(205) 969-3755
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 11, 2010, Medical Properties Trust, Inc. (“the Company”) announced the resignation of Michael G. Stewart as Executive Vice President, General Counsel and Secretary of the Company, effective June 15, 2010. Pursuant to the terms of a Separation Agreement, dated June 11, 2010, between the Company and Mr. Stewart, the Company will accelerate the vesting of certain previously awarded shares of restricted common stock, and pay Mr. Stewart a total of $1,909,607.00 on December 16, 2010. The foregoing is qualified in its entirety by reference to the full text of the Separation Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.
The Company’s Board of Directors has appointed Emmett E. McLean, the Company’s Executive Vice President and Chief Operating Officer to serve as Secretary of the Company following Mr. Stewart’s departure.
Item 7.01. Regulation FD Disclosure.
On June 11, 2010, the Company issued a press release announcing that Michael G. Stewart will resign as Executive Vice President, General Counsel and Secretary of the Company, effective June 15, 2010. The press release is attached as Exhibit 99.1 to this Current Report on Form
8-K.
The information contained in Item 7.01 of this Current Report, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
10.1	Separation Agreement, dated June 11, 2010, between Medical Properties Trust, Inc. and Michael G. Stewart

99.1	Press release dated June 11, 2010

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEDICAL PROPERTIES TRUST, INC. (Registrant)

	By:	/s/ R. Steven Hamner
R. Steven Hamner
Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Date: June 11, 2010